EXHIBIT 11(b)


                     CONSENT OF SUTHERLAND, ASBILL & BRENNAN

                  We consent to the reference to our firm under the heading "Legal Counsel and Auditors" in the statement of additional information included in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A for IDEX Fund (File No. 2-95237). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
                                      /s/ SUTHERLAND, ASBILL & BRENNAN
                                          ----------------------------
                                          SUTHERLAND, ASBILL & BRENNAN

Washington, D.C.
December 26, 1995